EXHIBIT 4.6

                           INDUSTRIAL HOLDINGS, INC.

                                      and

                       CHASEMELLON SHAREHOLDER SERVICES

                               as Warrant Agent

                               WARRANT AGREEMENT

                  FOR CLASS C COMMON STOCK PURCHASE WARRANTS

                         Dated as of November 1, 1996

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                               TABLE OF CONTENTS
                                                                            Page

PARTIES......................................................................1

RECITALS.....................................................................1

ARTICLE I         ISSUANCE AND EXECUTION OF WARRANTS

                  1.01  Appointment of Warrant Agent.........................1
                  1.02   Form of Warrant.....................................1

ARTICLE II        EXERCISE PRICE, TERM, METHOD OF EXERCISE,
                  CALL BY COMPANY

                  2.01   Exercise Price......................................2
                  2.02   Warrant Rights and Term.............................2
                  2.03  Expiration...........................................2
                  2.04  Method of Exercise...................................2
                  2.05  Extension of Expiration Date.........................3
                  2.06  Method of Call.......................................3
                  2.07  Reduction of Exercise Price..........................3

ARTICLE III       ADJUSTMENT TO WARRANTS UPON CERTAIN EVENTS

                  3.01  Subdivision or Combination of Common
                              Stock..........................................4
                  3.02   Adjustment to Exercise Price........................4
                  3.03  Proportionate Adjustment in Shares
                            of Common Stock Per Warrant......................4
                  3.04  Adjustment for De Minimis Changes....................4
                  3.05   Election to Increase Warrants Instead
                             of shares of
                              Common Stock Per Warrant.......................5
                  3.06  Effect on Sale, Merger, or
                             Consolidation...................................5
                  3.07  Notice of Adjustment.................................6
                  3.08  Notice of Certain Events.............................7
                  3.09  Effect of Adjustment on Warrant
                             Certificates....................................7
                  3.10  Warrant Agent Not Responsible for
                             Adjustment......................................8

ARTICLE IV        RIGHTS OF WARRANT HOLDERS

                  4.01  No Rights of Stockholders............................8
                  4.02  Lost Warrants........................................9
                  4.03  Maintenance of Sufficient and Proper
                            Shares of Common Stock...........................9
                  4.04  Fractional Shares of Warrants.......................10
                  4.05  Registered Holder as Owner..........................11

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                  4.06  Exchange and Transfer of Warrants...................11

ARTICLE V         THE WARRANT AGENT

                  5.01  Resignation, Removal, and
                            Succession......................................12
                  5.02   Additional Warrant Agents..........................13
                  5.03  Compensation........................................13
                  5.04  Responsibility and Indemnity........................13
                  5.05  Dealing for Own Account.............................14
                  5.06  Accounting to Company...............................15

ARTICLE VI        GENERAL

                  6.01  Canceled Warrants...................................15
                  6.02  Taxes on Issuance of Shares of
                            Common Stock ...................................15
                  6.03  Dates and Times.....................................15
                  6.04  Amendments to Warrant Agreement.....................15
                  6.05  Binding Agreement...................................16
                  6.06  Copies of Agreement with Warrant
                            Agent...........................................16
                  6.07  Notices.............................................16
                  6.08   Governing Law......................................17
                  6.09  Headings............................................17
                  6.10  Counterparts........................................17

SIGNATURES .................................................................17

Form of Warrant Certificate..........................................Exhibit A

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                               WARRANT AGREEMENT

      THIS AGREEMENT is dated as of November 1, 1996, by and between INDUSTRIAL HOLDINGS, INC., a Texas corporation ("Company"), and CHASEMELLON SHAREHOLDER SERVICES (sometimes referred to herein as "ChaseMellon and, together with any successor or alternate agent referred to herein as the "Warrant Agent"), with reference to the following recitals:

                             W I T N E S S E T H:

      WHEREAS, pursuant to a Registration Statement on Form S-1, registration no. 333-13323 (the "Registration Statement"), the Company is tendering for its outstanding Class A Redeemable Common Stock Purchase Warrants by offering to accepting Class A Warrantholders one share of Common Stock, one Class B Redeemable Common Stock Purchase Warrant and one newly created Class C Redeemable Common Stock Purchase Warrant ("Class C Warrant"), all as further described in the Registration Statement; and

      WHEREAS, Owners of the Class C Warrants (referred to hereafter as "Warrant") shall have certain rights as specified herein; and

      WHEREAS, each Warrant issued under this Agreement entitles the holder thereof to purchase one share of Common Stock at the price designated as the "Exercise Price" herein (subject to adjustment hereunder);

      NOW THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      ISSUANCE AND EXECUTION OF WARRANTS

      Section 1.01. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as its agent in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

      Section 1.02. FORM OF WARRANT. Each Warrant shall be evidenced by a certificate ("Warrant Certificate"). The text of each Warrant Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as EXHIBIT A and may have such identification, designation, and information thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of the National Association of Securities Dealers, Inc., or any stock exchange on which the Warrants may be listed, or to conform to usage.
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      Warrant Certificates shall be executed on behalf of the Company by its
President or any Vice President and by its Secretary or an Assistant Secretary and delivered to the Warrant Agent, and shall be countersigned and delivered by the Warrant Agent upon the written order of the Company signed by any such officer of the Company. Each Warrant Certificate shall be dated the date of its initial issuance. Warrant Certificates shall be executed on behalf of the Company either manually or by facsimile signature printed thereon and shall have the Company's seal or a facsimile thereof affixed or imprinted thereon. The Warrant Agent shall countersign the Warrant Certificate manually, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any officer whose signature has been placed upon any Warrant Certificate ceases to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.

                                  ARTICLE II

                 EXERCISE PRICE, TERM, AND METHOD OF EXERCISE

      Section 2.01. EXERCISE PRICE. Unless adjusted as otherwise provided herein, the exercise price ("Exercise Price") of each Warrant issued hereunder shall be $15.00. The Exercise Price may be adjusted by the Company upon any extension of the Expiration Date (as hereinafter defined) pursuant to Section
2.05 and shall be adjusted upon the occurrence of certain events as set forth in
Article III hereof.

      Section 2.02. WARRANT RIGHTS AND TERM. Each Warrant shall entitle the person in whose name the Warrant Certificate shall then be registered on the books maintained by the Warrant Agent ("Warrant Holder"), upon exercise thereof and subject to the provisions thereof and of this Agreement, including provisions relating to adjustments, to purchase from the Company one fully paid and non-assessable share of Common Stock at the then Exercise Price, at any time on and after the date hereof until the expiration of the Warrant at 5:00 p.m., New York City time, on January 14, 1999, or such later date as may be established pursuant to Section 2.05 ("Expiration Date").

      Section 2.03. EXPIRATION. Each Warrant not exercised by 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

      Section 2.04. METHOD OF EXERCISE. The Warrant Holder may exercise his rights with respect to all or any whole number of Warrants evidenced by a Warrant Certificate, provided that (except as provided in Section 4.04), Warrants shall not be exercisable for other than a whole number of shares of Common Stock. Exercise shall be effected by surrender of the Warrant Certificate, with the

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exercise form thereon duly executed, to the Warrant Agent at its offices as designated in Section 6.07 hereof, together with the Exercise Price for each share of Common Stock to be purchased. Payment of the Exercise Price shall be made in lawful money of the United States of America by certified check, payable to the order of the Warrant Agent.

      Upon receipt of a Warrant Certificate with the exercise form duly executed and accompanied by full and proper payment of the Exercise Price for the shares of Common Stock purchased thereby, the Warrant Agent (after requisitioning any certificates for shares of Common Stock from the Company's transfer agent, if necessary) shall deliver to the Warrant Holder certificates for the total number of whole shares of Common Stock for which the Warrants evidenced by such Warrant Certificate are being exercised in such names and denominations as the Warrant Holder has directed; provided, however, that if, on the date of surrender of such Warrant Certificate and payment of the Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the shares of Common Stock shall be issuable as of the date on which such books shall next be open (whether before, on, or after the Expiration Date) at the Exercise Price and upon the other conditions in effect on the date of such surrender.

      In the event that any Warrant Holder shall exercise rights with respect to less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants, a new Warrant Certificate for the balance of such Warrants shall be countersigned and delivered to, or in accordance with the instructions of, such Warrant Holder.

      Section 2.05. EXTENSION OF EXPIRATION DATE. At any time or from time to time prior to the Expiration Date then in effect, the Company may, in its sole discretion, by delivery of notice to the Warrant Agent, extend the Expiration Date to provide for an additional period or periods during which the Warrants may be exercised as the Company, in its sole discretion, may elect. In connection with any such extension of the Expiration Date, the Company may, in its sole discretion, increase or decrease the Exercise Price payable during any such extension.

      Section 2.06. METHOD OF CALL. The Company, may in its sole discretion, call the Warrants at any time by paying Warrant Holders $.05 per Warrant, if the shares of Common Stock have traded at $20.00 per share for 20 consecutive trading days. Notice of the call will be mailed to all Warrant Holders at least 30 days but no more than sixty days before the date in which the Warrants have been called.

      Section 2.07. REDUCTION OF EXERCISE PRICE. The Board of Directors retains the right, upon giving written notice to the Warrant Agent, to reduce the Exercise Price of the Warrants.

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                                  ARTICLE III

                  ADJUSTMENTS TO WARRANTS UPON CERTAIN EVENTS

      Section 3.01. SUBDIVISION OR COMBINATION OF COMMON STOCK. Except as provided in Section 3.04, if at any time after the date of this Agreement and so long as any Warrant is outstanding, there is a stock split, stock dividend, subdivision, or similar distribution with respect to the Common Stock, or a combination of the Common Stock, then, in such event, the Exercise Price shall be adjusted in accordance with Section 3.02.

      Section 3.02. ADJUSTMENT TO EXERCISE PRICE. Immediately upon the effective date of any event requiring adjustment pursuant to Section 3.01, the Company shall adjust the Exercise Price then in effect (to the nearest whole cent) as follows:

      (a) in the event such adjustment is caused by a stock split, stock dividend, subdivision, or other similar distribution of shares of Common Stock, the Exercise Price in effect immediately prior to the effective date of such event shall be decreased to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock outstanding immediately after such event;

      (b) in the event such adjustment is caused by a combination of shares of Common Stock, the Exercise Price in effect immediately prior to the close of business on the effective date of such event shall be increased to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock outstanding immediately after such event.

      Section 3.03. PROPORTIONATE ADJUSTMENT IN SHARES OF COMMON STOCK PER WARRANT. Unless the Company shall have exercised its election as provided in
Section 3.05, upon each adjustment of the Exercise Price pursuant to Section 3.02, each Warrant outstanding prior to such adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock issuable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

      Section 3.04. ADJUSTMENT FOR DE MINIMIS CHANGES. Anything in this Article III to the contrary notwithstanding, the Company shall

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not be required, except as hereinafter provided in this section 3.04, to make any adjustment of the Exercise Price in any case in which the amount by which the then Exercise Price would be reduced or increased would be less than one percent; provided, however, that any adjustments which by reason of this Section
3.04 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

      Section 3.05. ELECTION TO INCREASE WARRANTS INSTEAD OF SHARES OF COMMON STOCK PER WARRANT. The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Warrants in substitution for any adjustment in the number of shares of Common Stock pursuant to Section 3.03. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by (i) multiplying the number of Warrants held of record prior to adjustment of the number of Warrants by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall make an announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any date thereafter, but shall be at least 10 days later than the date of the announcement of the Company's election. Upon each adjustment of the number of Warrants pursuant to this Section, the Company shall, as promptly as practicable, distribute to holders of record on such record date Warrant Certificates evidencing the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall distribute to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so distributed shall be issued, executed, and countersigned in the manner specified in this Agreement and shall be registered in the name of the holders of record of the Warrant Certificates on the record date specified in the public announcement.

      Section 3.06. EFFECT ON SALE, MERGER OR CONSOLIDATION. In the event of any capital reorganization of the Company, or of any reclassification (other than a change in par value) of the Common Stock, or of any conversion of the Common Stock into securities of another corporation, or the consolidation of the Company with, or the merger of the Company into, any other corporation where the Company is not the surviving corporation or in the event of the sale of all or substantially all of the properties and assets of the Company to any other corporation (each such event hereinafter being referred to as a "Capital Change"), each Warrant shall be

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exercisable after such Capital Change, upon the terms and conditions specified in this Agreement, for the amount of shares of stock or other securities, property, or cash of the Company, or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (at the time of such Capital Change) upon exercise of such Warrant would have been entitled if such shares had been outstanding at the relevant record date for participating in such Capital Change. In any such case, if necessary, the provisions set forth in this Article III with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants.

      The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Company for the purpose of this Section. The Company shall not effect any consolidation, merger or sale resulting in a Capital Change, unless prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant any such shares of stock, securities, or assets as the Warrant Holders may be entitled to receive upon exercise of the Warrants in accordance with the foregoing provisions, and the other obligations of the Company under this Warrant Agreement.

      Section 3.07. NOTICE OF ADJUSTMENT.  Whenever the Exercise
Price is adjusted as provided in this Warrant Agreement:

      (a) the Company shall compute the adjusted Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant and shall prepare a notice signed by its Treasurer or Secretary setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon the exercise of a Warrant or the number of warrants into which each outstanding Warrant will be changed, if applicable. Such notice shall show in reasonable detail the facts (and computations) upon which such adjustments are based and shall be delivered promptly to the Warrant Agent pursuant to the provisions of
Section 6.07; and

      (b) the Company shall cause to be mailed to each Warrant Holder in accordance with the provisions of Section 6.07 a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon the exercise of a Warrant or the number of Warrants into which each outstanding Warrant will be changed, if applicable.

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      Section 3.08. NOTICE OF CERTAIN EVENTS.  In the event that any time after the date of this Agreement:

      (a) the Company shall adopt a dividend policy, change a previously adopted dividend policy, or declare a dividend in the absence of, or in conflict with, a dividend policy or declare any distribution with respect to the Common Stock; or

      (b) the Company shall offer for subscription to the holders of the Common Stock any additional shares of stock of any class or any other securities convertible into Common Stock or any rights to subscribe thereto; or

      (c) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

      (d) there shall be any Capital Change in the Company or any merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrant); or

      (e) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

(each such event hereinafter being referred to as a "Notification Event"), the Company shall cause to be mailed to each Warrant Holder, not later than the earlier of the date public announcement of the Notification Event is first made or the date 20 days prior to the record date, if any, in connection with such Notification Event, written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants. The failure to give the notice required by this
Section 3.08 shall not affect the legality or validity of any such Notification Event.

      Section 3.09. EFFECT OF ADJUSTMENT ON WARRANT CERTIFICATES. Except as provided in Section 3.05, the form of Warrant Certificate need not be changed because of any change in the Exercise Price, the number of shares of Common Stock issuable upon the exercise of a Warrant, or the number of Warrants outstanding pursuant to this Article, and, subject to Section 3.05, Warrant Certificates issued before or after such change may state the same Exercise Price, the same number of Warrants, and the same number of shares of Common

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Stock issuable upon exercise of Warrants as are stated in the Warrant
Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substituted for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

      Section 3.10. WARRANT AGENT NOT RESPONSIBLE FOR ADJUSTMENT. The Warrant Agent shall have the right, but shall not at any time be under any duty or responsibility to any Warrant Holder, to determine whether such facts exist which may require any adjustment in the Exercise Price of, or the shares of Common Stock issuable upon exercise of, the Warrants or to make inquiry or take other action with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant, and makes no representation with respect thereto.

                                  ARTICLE IV

                           RIGHTS OF WARRANT HOLDERS

      SECTION 4.01. NO RIGHTS OF STOCKHOLDERS. No Warrant Holder, as such, shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided in this Agreement and shares of Common Stock thereunder shall have become issuable and until such person shall have been deemed to have become a holder of record of such shares. If, the date of surrender of such Warrant Certificate and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, certificates for the shares of Common Stock shall be issuable on the date on which such books shall next be open (whether before, on, or after the Expiration Date) and until such date, the Company shall be under no duty to deliver any certificate for such shares of Common Stock. No Warrant Holder shall, upon the exercise of Warrants, be entitled to any dividends

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if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

      Section 4.02. LOST WARRANTS. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft, mutilation, or destruction and on such terms as to indemnity or otherwise as the Company and the Warrant Agent may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated, or destroyed Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Company or the Warrant Agent may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated, or destroyed, and the owner thereof desires to exercise the Warrants evidenced thereby, the Company may, in lieu of issuing a substitute Warrant Certificate, exercise or authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require.

      Section 4.03. MAINTENANCE OF SUFFICIENT AND PROPER SHARES OF
COMMON STOCK.

      (a) The Company shall at all times reserve and keep available a number of authorized shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants and will cause to be available to the Warrant Agent a sufficient number of certificates therefor.

      (b) If at any time hereafter the Common Stock shall become listed on a national securities exchange, prior to the issuance of any shares of Common Stock upon the exercise of Warrants, the Company shall use its best efforts to secure the listing of such shares of Common Stock upon any and all such securities exchanges.

      (c) If at any time the taking of any action would cause an adjustment in the Exercise Price so that the exercise of a Warrant while such Exercise Price is in effect would cause a share of Common Stock to be issued at a price below its then par value, the Company shall take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of the Warrants at such Exercise Price.

      (d) Subject to the restrictions on transfer referred to in Section 4.06, if any shares of Common Stock issuable upon the exercise of the Warrants require registration or approval of any governmental authority, or the taking of any other action under the laws of the United States or any political subdivision thereof or

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any other jurisdiction before such shares of Common Stock may be legally and validly issued, then the Company shall in good faith and with reasonable diligence endeavor to secure such registration or approval or to take such other actions as may be appropriate to allow for the lawful issuance of shares of Common Stock upon exercise of the Warrants, provided that no shares of Common Stock shall be issued for the period during which the Company is endeavoring to obtain such registration or approval or is taking such other action. Warrant Holders may exercise Warrants during any such period as provided herein and shall be entitled to the issuance of the shares of Common Stock on such date as the shares of Common Stock may be legally and validly issued, at the Exercise price and upon the other conditions in effect on the date of surrender of the Warrant Certificates accompanied by full and proper payment for the shares of Common Stock.

      Section 4.04. FRACTIONAL SHARES AND WARRANTS.

      (a) Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this Section) in the issuance of a fraction of a share of Common Stock, unless the Warrant Holder is presenting for exercise Warrant Certificates representing all Warrants then owned of record by such Warrant Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to such Warrant Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Exercise Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its fair market value as of the first business day preceding the date on which the Warrants are presented for exercise. Such fair market value shall be (1) the average of the high and low bid prices of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System on such date, or
(2) if the Common Stock is then listed on a national securities exchange or the national market system of the over-the-counter market, the closing price of the Common Stock on such exchange on such date. Every Warrant Holder, by the acceptance of the Warrant Certificate, expressly waives any right to exercise Warrants for a fractional share of Common Stock except as provided in this subsection.

      (b) Anything herein to the contrary notwithstanding, the Company shall not be required to issue fractions of Warrants on any distribution of Warrants to Warrant Holders or to distribute Warrant Certificates that evidence fractional Warrants nor shall the Company be required to make any cash adjustment with respect to a fractional interest in a Warrant. Any person entitled to a fractional interest in a Warrant may elect, during such period of time (not in excess of 90 days) from the date such fractional

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interest is acquired, as the Company shall determine, to purchase the additional fractional interest required to make up a full Warrant or to sell the fractional interest to which such person is entitled. Such election shall be made on the form provided for such purpose by the Company. If such election is not made in the time prescribed by the Company, the fractional interest to which such person is entitled shall be sold. Such purchase or sale shall be effected in the manner set forth in subsection (c) of this Section by the Warrant Agent, acting as agent for the person entitled to such fractional interest.

      (c) The Warrant Agent shall bill each person entitled to a fractional interest in Warrants for the cost of any such fractional interest purchased by it as agent for such person or shall remit to such person the proceeds of the sale of any such fractional interest sold by it as such agent. In the case of a purchase, the Warrant Agent may sell the Warrant to which such person is entitled if payment is not received by the Warrant Agent within 30 days after the mailing of such bill and, after deducting the amount of such bill and any other charges, shall remit the balance, if any, to such person. Fractional interests in Warrants shall be nontransferable except by or to the Warrant Agent acting as herein authorized. The Warrant Agent may purchase or sell fractional interests on the basis of market prices of the Warrants, as determined by the Warrant Agent in its sole discretion, and such Agent is expressly authorized to value fractional interests without actual purchase or sale on the basis of the market price of the Warrants as determined by it in its sole discretion. Purchase and sales of fractional interests by the Warrant Agent may, in its sole discretion, be set off against each other on the basis of market prices of the Warrants, as determined by the Warrant Agent in its sole discretion.

      Section 4.05. REGISTERED HOLDER AS OWNER. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent, and every subsequent holder of such Warrant Certificate that until the Warrant Certificate is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Warrant Holder as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

      Section 4.06. EXCHANGE AND TRANSFER OF WARRANTS. Warrant Certificates may be split-up, combined, or exchanged at any time for other Warrant Certificates evidencing a like aggregate whole number of Warrants and may be transferred in whole or in part. Any Warrant Holder desiring to split-up, combine, or exchange Warrant Certificates shall make such request in writing delivered to the Warrant Agent as provided by Section 6.07 and shall surrender therewith the Warrant Certificate or Certificates to be so splitup, combined, or exchanged. Subject to the restrictions on transfer of the Warrants contained in the Registration Statement, transfers of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time, upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificates to the Warrant Agent as provided by
Section 6.07, which Certificates must be properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. Upon any such surrender for a split-up, combination, exchange, or transfer, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any transfer, split-up, or exchange that will result in the issuance of a Warrant Certificate evidencing other than a whole number of Warrants.

                                   ARTICLE V

                               THE WARRANT AGENT

      Section 5.01. RESIGNATION, REMOVAL, AND SUCCESSION. The Warrant Agent may resign and be discharged from its duties under this Agreement after giving 60 days prior written notice to the Company and the Warrant Holder as provided by
Section 6.07, except that such shorter notice as the Company shall accept in writing, may be given. The Warrant Agent may be removed by the Company by like notice to the Warrant Agent. If the office of the Warrant Agent becomes vacant by resignation, removal, incapacity to act, or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or within 60 days after the Warrant Agent has been removed by the Company, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized, in good standing, and doing business under the laws of the United States of America or of any state, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $1,000,000. After appointment, any successor Warrant Agent shall be vested with all authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; provided, however, that if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver an instrument transferring to such successor Warrant Agent with authority, powers, and rights of such predecessor Warrant Agent hereunder and any property held by it hereunder; and, provided further, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all written instruments in order more fully and effectually to vest in and confirm to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations. Failure to give any notice provided for in this Section or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

      Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation succeeding to substantially all the business of the Warrant Agent, shall be the successor Warrant Agent under this Agreement without any further act.

      Section 5.02. ADDITIONAL WARRANT AGENTS. The Company may designate one or more corporations satisfying the qualifications for a successor Warrant Agent as set forth in Section 5.01 as additional Warrant Agents to perform, either jointly or in place of the Warrant Agent, such functions as may be specified in written notice of such designation filed with the Warrant Agent, which notice shall include acceptance by such additional Warrant Agent(s) of such functions.

      Section 5.03. COMPENSATION. The Company agrees (a) that it will pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures (including reasonable counsel fees) that the Warrant Agent may reasonably incur in the execution of its duties hereunder; and (b) that it will perform or cause to be performed such further acts and execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered all such further instruments and assurances as may reasonably be required by the Warrant Agent for the execution or performance of the provisions of this Agreement.

      Section 5.04.  RESPONSIBILITY AND INDEMNITY.

      (a) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President, or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties.

      (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect hereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President, any Vice President, or the Treasurer of the Company and delivered to the Warrant Agent, and such statement shall be full warranty to the

Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such statement. In its discretion, the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable.

      (c) The Warrant Agent shall not be responsible for (i) the validity or execution of any Warrant Certificate (except its countersignature thereof); (ii) any breach of the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; (iii) any change in the Exercise Price required under the provisions of Article III, the manner, the method, or amount of any such change, or ascertaining the existence of facts that would require any such change. No act of the Warrant Agent hereunder shall be deemed to be a representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid, and nonassessable shares of Common Stock.

      (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

      (e) The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and reasonable attorney fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent's negligence or willful misconduct. IN no case will ChaseMellon be liable for special, indirect, incidental or consequential loss or damage of any king whatsoever, (including but no limited to lost profits), even if ChaseMellon has been advised of the possibility of such damage.

      (f) The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be so incurred. This provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, with or without any such security or indemnity.

      Section 5.05. DEALING FOR OWN ACCOUNT. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or acquire a pecuniary interest in any transaction in which the Company may be involved, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company (including acting as the Company's registrar and transfer agent) or for any other entity.

      Section 5.06. ACCOUNTING TO COMPANY. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the.shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 6.07, during normal business hours.

                                  ARTICLE VI

                                    GENERAL

      Section 6.01. CANCELED WARRANTS. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, or for split-up, combination, exchange, or substitution and shall deliver to the Company, in a manner satisfactory to the Company, such canceled Warrant Certificates.

      Section 6.02. TAXES ON ISSUANCE OF SHARES OF COMMON STOCK. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent with respect to the issuance or delivery or shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes with respect to the issuance or delivery of the Warrant Certificates or shares of Common Stock in a name other than that of the Warrant Holder. The Warrant Agent shall be authorized to charge Warrant Holders a transfer fee of up to $7.50 per certificate.

      Section 6.03. DATES AND TIMES. If any date set forth in this Warrant Agreement shall fall on a day other than a full business day in New York City, said date shall be deemed to be the next business day succeeding that date. All times shall be the legal time then in effect in New York City.

      Section 6.04. AMENDMENTS TO WARRANT AGREEMENT. The Company and the Warrant Agent may jointly, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, make any amendments, alterations, deletions, or corrections in this Agreement that they deem necessary or desirable: (a) to cure any ambiguity or correct any defect, inconsistency, clerical omission or mistake, or manifest error contained herein; (b) to confer additional rights upon the Warrant Holders; or (c) in any other respect that does not adversely affect the rights of the Warrant Holders hereunder.

      Section 6.05. BINDING AGREEMENT. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Company, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement herein, and all covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, the Warrant Holders, and their respective successors and assigns.

      Section 6.06. COPIES OF AGREEMENT WITH WARRANT AGENT. A copy of this Agreement, as such may be amended from time to time, shall be available for inspection by any Warrant Holder at the Office of the Warrant Agent, as designated in Section 6.07, during normal business hours. As a condition of such inspection, the Warrant Agent may require any such Warrant Holder to submit his or her Warrant Certificate for inspection.

      Section 6.07. NOTICES. Any communication, notice, or demand to be given hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered postage prepaid and addressed as follows:

            (a)   If to the Company:

                  Robert E. Cone, President
                  Industrial Holdings, Inc.
                  7135 Ardmore
                  Houston, Texas 77054

            (b)   If to the Warrant Agent:

                  ChaseMellon Shareholder Services
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas 75201
                  Attention: David Cary

            (c)   If to a Warrant Holder:

                  at such person's last known address as such shall appear on the registration books maintained by the Warrant Agent.

      Any party may change the address to which any communication, notice, or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

      Section 6.08.  GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Texas.

      Section 6.09. HEADINGS. The Article and Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

      Section 6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                               INDUSTRIAL HOLDINGS, INC.

                               By: /s/ CHRISTINE A. SMITH
                                       CHRISTINE A. SMITH,
                                       Vice-President

                               CHASEMELLON SHAREHOLDER SERVICES
                               as Warrant Agent

                               By: /s/ DAVID M. CARY
                                       David M. Cary
                                       Relationship Manager

                                                                     ---------
                     (Form of Class C Warrant Certificate)
                                    [Face]                           EXHIBIT A
                                                                     ---------

No.                                                         _______________
____________                                                Number of Warrants

                                                            CUSIP ________

                   VOID AFTER 5:00 P.M., NEW YORK CITY TIME
                 JANUARY 14, 1999 (UNLESS EXTENDED OR UNLESS
                  AN EARLIER REDEMPTION DATE IS ESTABLISHED)

                                CLASS C WARRANT
                           INDUSTRIAL HOLDINGS, INC.
                       WARRANT TO PURCHASE COMMON STOCK

      This Warrant Certificate certifies that ___________________ ________________________________________________, or, subject to certain restrictions on transfer described in Warrant Agreement (as hereinafter defined), registered assigns, is the registered holder of the number indicated above of warrants ("Warrants") to purchase shares of common stock, $.01 par value ("Common Stock"), of Industrial Holdings, Inc., a Texas corporation ("Company"). Each Warrant entitles the holder thereof to purchase from the Company, on or before January 14, 1999 (subject to extension by the Company), one fully paid and nonassessable share of Common Stock, upon presentation and surrender of this Warrant Certificate, with the subscription form hereon duly executed, at the corporate trust office of the Warrant Agent (as defined below) and upon proper payment of the Exercise Price. Subject to adjustment as provided in the warrant agreement between the Company and ChaseMellon Shareholder Services, dated as of ______________, 1996 ("Warrant Agreement"), the exercise price ("Exercise Price") for each Warrant evidenced hereby shall be $15.00. Payment of the Exercise Price shall be made in lawful money of the United States of America by certified check payable to the Warrant Agent. This Warrant Agreement, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are, upon the happening of certain events, subject to modification or adjustment.

      References to the Warrant Agent herein shall mean ChaseMellon Shareholder Services and any successor or additional Warrant Agent designated as provided in the Warrant Agreement.

      This Warrant Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Warrant Agent.

      WITNESS the signatures or facsimile signatures of the proper officers of the Company.

Date:_______________________              INDUSTRIAL HOLDINGS, INC.

Attest: _____________________             BY:
            Authorized Officer                  ROBERT E. CONE, President
            Secretary

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES
as Warrant Agent

By:
      Authorized Signature

                     [Form of Class C Warrant Certificate]
                                   [Reverse]

      This Warrant Certificate is subject to all of the terms, provisions, and conditions of the Warrant Agreement, including the provisions of such Agreement relating to the amendment thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties, and immunities of the Warrant Agent, the Company, and the holder of this Warrant Certificate. Copies of the Warrant Agreement, as such may be amended from time to time, are available for inspection at the offices of the Warrant Agent.

      This Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent or any successor or additional Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

       No holder of this Warrant Certificate shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance or stock, reclassification or conversion of stock, change of par value, or exchange of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have bene exercised and the Common Stock purchasable upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.

      Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent, and with every holder of a Warrant Certificate that:

      (a) subject to the restrictions on transfer described in the Warrant Agreement, this Warrant Certificate is transferable by the registered holder hereof in person or by attorney duly authorized in writing, at the principal corporate trust office of the Warrant Agent, in whole or in part;

      (b) anything herein to the contrary notwithstanding, in no event shall the Company or the Warrant Agent be obliged to issue

Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of shares of Common Stock upon the exercise of this Warrant Certificate; and

      (c) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true, and lawful owner hereof for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                               SUBSCRIPTION FORM

To ChaseMellon Shareholder Services
The Warrant Agent

Attention:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for, and to purchase thereunder, ________________ shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of and to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
and, if said number of shares not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned warrantholder or his assignee as below indicated and delivered to the address stated below.

      As the Exercise Price upon exercise of the Warrant(s) the undersigned encloses $_______________, by certified or official bank check.

Dated:___________________________________________________________

Name of Warrantholder or Assignee:______________________________

Address:_________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature
Guaranteed:___________________          Signature:________________________
THE SIGNATURE(S) SHOULD BE      (NOTE: The above signature must correspond with
GUARANTEED BY AN ELIGIBLE              the name as written upon the face of this
GUARANTOR INSTITUTION, GENERALLY,      Warrant Certificate in every particular,
BANKS, STOCK BROKERS, SAVINGS          without alteration or enlargement or any
INSTITUTIONS AND CREDIT                change whatever, unless this Warrant
UNIONS WITH MEMBERSHIP IN AN           Certificate has been assigned.)
APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15.

                              FORM OF ASSIGNMENT

      For value received and subject to the restrictions on transfer described in the Warrant Agreement under which this Warrant was issued, _______________________________________________ hereby sells, assigns, and transfers unto ____________________________ Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint ____________________________ __________________________________ attorney, to transfer such Warrants on the books of the within named corporation, with full power of substitution.

Dated
                                            Signature of Warrant Holder
                                     (NOTE:  The above signature must correspond
                                             with the name as written upon the
                                             face of this Warrant Certificate in
                                             every particular, without
                                             alteration or enlargement or any
                                             change whatever, unless this
                                             Warrant Certificate has been
                                             assigned.)

Signature
Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, GENERALLY, BANKS, STOCK BROKERS, SAVINGS INSTITUTIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.